SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PHOTOWATT TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Canada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Reuter Drive
Cambridge, Ontario, Canada	N3E 1A9
(Address of principal executive offices)	(Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates:
333-137044
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The registrant hereby incorporates by reference herein the description of its common shares set forth under the heading “Description of Share Capital” included in Part I of its registration statement on Form F-1 (File No. 333-137044), originally filed with the Securities and Exchange Commission on September 1, 2006 and as subsequently amended.
Item 2. Exhibits
     1.     Articles of Incorporation of Photowatt Technologies Inc.*
     2.     By-laws of Photowatt Technologies Inc.*
     3.     Form of Photowatt Technologies Inc. common share certificate*

*	Incorporated by reference to the registrant’s registration statement on Form F-1 (File No. 333-137044).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PHOTOWATT TECHNOLOGIES INC.
Date: March 12, 2007	By:	/s/ Silvano Ghirardi
		Name:	Silvano Ghirardi
		Title:	President and Chief Executive Officer And Director